DEBT PURCHASE AGREEMENT

This Debt Purchase Agreement (the "Agreement") made as of this 8th day of February 2018, by and between Labrys Fund, LP (the "Seller") and Adar Bays, LLC (the "Buyer").

1. **PURCHASE AND SALE OF THE CONVERTIBLE NOTE**

Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), the Seller hereby sells, assigns and transfers to the Buyer and the Buyer agrees to purchase from the Seller the "Transferred Rights" of the Seller and all rights thereto, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description. Transferred Rights shall mean all rights with respect to $110,000 in principal and $5,641.61 in accrued interest (the "Assigned Portion") under that convertible promissory note issued to the Seller by NaturalShrimp Incorporated ("Borrower" or "Company") in the principal face amount of $110,000 dated August 28, 2017 (the "Note"), a true and correct copy of which has been provided to New Venture Attorneys, P.C. By its signatures hereto the Borrower accepts the assignment of the Transferred Rights to Buyer.

2. **CONSIDERATION**

The aggregate purchase price for the Assigned Portion of the Note shall be the Buyer's payment of up to One Hundred Fifteen Thousand Six Hundred Forty One Dollars 64/100 cents ($115,641.64) to the Seller (the "Purchase Price"), as more fully set forth below.

3. **CLOSING**

The closing of the transactions contemplated by this Agreement (the "Closing") shall take place against the delivery of the Purchase Price of the Note to the Seller as set forth in Exhibit A. Notwithstanding anything to the contrary contained herein, Buyer must pay the Purchase Price to Seller on or before February 8, 2018 (the "Deadline"). If Buyer does not pay the Purchase Price to Seller on or before the Deadline, then this Agreement shall, at the sole option of the Seller, be null and void and of no further force or effect.

4. **REPRESENTATIONS AND WARRANTIES OF SELLER** The Seller hereby represents and warrants to the Buyer as follows:

4.1 Status of the Seller and the Note. The Seller is the beneficial owner of the Note, and the Note is free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims. The Note is currently outstanding and Seller is informed by Company that the Note represents a bona fide debt obligation of the Company.

4.2 Authorization; Enforcement. (i) Seller has all requisite corporate power and authority to enter into and perform the Agreement and to consummate the transactions contemplated hereby and to sell each Note, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Seller and the consummation by it of the transactions

contemplated hereby (including, without limitation, the sale of the Note to the Buyer) have been duly authorized by the Seller and no further consent or authorization of the Seller or its members is required, (iii) this Agreement has been duly executed and delivered by the Seller, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

4.3 No Conflicts. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby (including, without limitation, the sale of the Note to the Buyer) will not (i) conflict with or result in a violation of any provision of its certificate of formation or other organizational documents, or (ii) violate or conflict with or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Seller are a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Seller are subject) applicable to Seller or the Note is bound or affected. The Seller is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

4.4 Title; Rule 144 Matters. Seller has good and marketable title to the Note, free and clear of all liens, restrictions, pledges and encumbrances of any kind. Seller is not an "Affiliate" of the Company, as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the "1933 Act").

4.5 Consent of the Company.

(i) The Company, as evidence by its signature at the foot of this Agreement, hereby represents and warrants that, upon delivery to the Company of the Note, the Company shall promptly cause to be issued to and in the name of Buyer one of more new executed Notes in the principal aggregate amount of equal to the value of the Note but otherwise having the sale terms (including, but not necessarily limited to, referring to the original issue date) as in the Note. The Note may contain the same restrictive legend as provided in the original Note, but no stop transfer order. The Note is currently outstanding in the entire amount stated and represents a bona fide debt obligation of the Company.

(ii) The signature by the Company also represents the Company's agreement to treat Buyer as a party to, and having all the rights of the Seller with respect to the Transferred Rights.

5. **REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE BUYER.** The Buyer hereby represents warrants and acknowledges to the Seller as follows:

5.1 Sophisticated Investor. The Buyer has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of the partial purchase of the Note and has had substantial experience in previous private and public purchases of securities. Buyer is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act;

5.2 Authorization; Enforcement. (i) Buyer has all requisite corporate power and authority to enter into and perform the Agreement and to consummate the transactions contemplated hereby and to purchase each Note, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereby (including, without limitation, the purchase of the Note by the Buyer) have been duly authorized by the Buyer and no further consent or authorization of the Buyer or its members is required, (iii) this Agreement has been duly executed and delivered by the Buyer, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

5.3 No Conflicts. The execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of its certificate of formation or other organizational documents, or (ii) violate or conflict with or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Buyer is subject) applicable to Seller or the Note is bound or affected. The Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

6. **MISCELLANEOUS**

6.1 Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by any reason of this Agreement.

6.2 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereafter):

(a) If to the Buyer to:
ADAR BAYS, LLC
3411 Indian Creek Drive, Suite 403
Miami Beach, FL 33140
Attn: Samuel Eisenberg

(b) If to the Seller to:
Labrys Fund, LP
48 Parker Road
Wellesley, MA 02482
Attn: Thomas Silverman

6.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

6.4 Further Assurances. After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

6.5 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

6.6 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

6.7 Governing Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

6.8 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

6.9 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER:

LABRYS FUND, LP

By: ____________________

Title: TJ Silverman / Principal

BUYER:

ADAR BAYS, LLC

By: ____________________

Title: ____________________

ACCEPTED AND AGREED:

NATURALSHRIMP INCORPORATED

By: ____________________

Title: President

NON-AFFILIATION LETTER

February 8, 2018

Gentlemen:

Please let this letter serve as confirmation that Labrys Fund, LP is not now, and has not been during the preceding 90 days, an officer, director, 10% or more shareholder of NaturalShrimp Incorporated or in any other way an "affiliate" of NaturalShrimp Incorporated (as that term is defined in Rule 144(a) (1) adopted pursuant to the Securities Act of 1933, as amended).

Very truly yours,

LABRYS FUND, LP

By: ______________________

Title: TJ Silverman / Principal